EXHIBIT 99.3

                        FOR:                 PLAYoBYoPLAY TOYS & NOVELTIES, INC.

                        CONTACT:             JOE M. GUERRA
                                             CHIEF FINANCIAL OFFICER
                                             PLAYoBYoPLAY TOYS & NOVELTIES, INC.
                                             (210) 804-4726
                        INVESTOR RELATIONS:  CHERYL SCHNEIDER/JACK COHEN
                                             MORGEN-WALKE ASSOCIATES, INC.
                                             (212) 850-5600
                        MEDIA CONTACT:       GREGORY TIBEREND
FINAL                                        MORGEN-WALKE ASSOCIATES, INC.
FOR IMMEDIATE RELEASE                        (212) 850-5600


                    TOMAS DURAN NAMED CHIEF EXECUTIVE OFFICER
                     OF PLAYoBYoPLAY TOYS & NOVELTIES, INC.
          --ALSO ANNOUNCES ADDITIONAL SENIOR MANAGEMENT APPOINTMENTS--

SAN ANTONIO, TX, MARCH 1, 2001-- PLAYoBYoPLAY TOYS & NOVELTIES, INC. (NASDAQ:
PBYP) today announced that Tomas Duran, 55, has been named Chief Executive Officer, effective immediately. Arturo Torres, 64, formerly Chief Executive Officer, will remain as Chairman of the Board.

Mr. Duran has been affiliated with PlayoByoPlay for several years in various capacities. Most recently, he served as a special consultant to the Company and was instrumental in negotiating and restructuring the Company's Convertible Debentures. In addition, Mr. Duran has played a key role in restructuring the terms of several significant licensing agreements with Warner Bros. Consumer Products. Mr. Duran was a member of the Company's Board of Directors from November 1992 to February 2000, and served as the Chairman of its Audit Committee from 1995 to February 2000. Mr. Duran has owned an insurance consulting business located in Corpus Christi, Texas, since August 1992. From 1988 through July 1992, he was Director of Management and Budget and Senior City Manager for the City of Corpus Christi, Texas. Mr. Duran received a Bachelor of Arts degree in international relations from West Texas State University in 1970.

Arturo G. Torres, Chairman of the Board, commented, "The Board of Directors and I believe that Tomas is the best person to assume the responsibilities of Chief Executive Officer given his extensive business experience in both the public and private sectors. His experience with our Company in the past, and most recently with his involvement in negotiating and restructuring our Convertible Debentures, has been vital. We believe his knowledge, vision and leadership skills will be beneficial to the Company's future growth."

Mr. Duran commented, "I am extremely pleased to be joining PlayoByoPlay as the Chief Executive Officer. As a member of the Board and serving the Company in various capacities in the past, I have gained great deal of respect for Arturo and the senior management team currently in place. I look forward to working with everyone at PlayoByoPlay to return the Company to more prosperous times."

                                     -more-

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PlayoByoPlay also announced that Ottis Byers, 56, has joined the Company as
Director, National Sales and Luis Benet Chacopino, 39, who joined the Company in November 1999 as Chief Financial Officer - Europe, has been promoted to Director, International Finance. Mr. Byers is currently a member of the Company's Board of Directors.

Mr. Torres continued, "I believe that these changes solidify our management team and will provide the Company with the experience and leadership that is necessary for our continued progress. We are excited about the Company's future and we firmly believe we have the best-suited management team in place to lead the Company in the coming years."

PlayoByoPlay Toys & Novelties, Inc. designs, develops, markets and distributes a broad line of quality stuffed toys, novelties and consumer electronics based on its licenses for popular children's entertainment characters, professional sports team logos and corporate trademarks. The Company also designs, develops and distributes electronic toys and non-licensed stuffed toys, and markets and distributes a broad line of non-licensed novelty items. Play-By-Play has license agreements with major corporations engaged in the children's entertainment character business, including Warner Bros., Paws, Incorporated, Nintendo, and many others, for properties such as Looney Tunes(TM), Batman(TM), Superman(TM), Garfield(TM) and Pokemon(TM).


EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, WITHOUT LIMITATION, RISKS ASSOCIATED WITH THE COMPANY'S LIQUIDITY AND CAPITAL RESOURCES, RELATIONSHIPS WITH LICENSORS, COMPETITIVE AND ECONOMIC FACTORS, PRICE CHANGES BY COMPETITORS, ABILITY TO MANAGE GROWTH, ABILITY TO SOURCE PRODUCTS, INTERNATIONAL TRADE RELATIONS, MANAGEMENT OF QUARTER TO QUARTER RESULTS, INCREASE IN COSTS OF RAW MATERIALS, TIMING OF TECHNOLOGICAL ADVANCES BY THE COMPANY AND ITS COMPETITORS, LACK OF ACCEPTANCE BY CONSUMERS OF NEW PRODUCTS, AND THE OTHER FACTORS DISCUSSED IN THE "RISK FACTORS" SECTION OF THE COMPANY'S FORM 10-K DATED JULY 31, 2000. UPDATED INFORMATION WILL BE PERIODICALLY PROVIDED BY THE COMPANY AS REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934.

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